SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 27, 2000
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
--------------------------

Second Quarter 2000 Earnings
----------------------------

Unocal Corporation's net earnings were $264 million, or $1.05 per share diluted, for the second quarter of 2000, with $250 million from continuing operations and $14 million from discontinued operations. This compared to $9 million, or 4 cents per share diluted, for the second quarter of 1999, with $6 million from continuing operations and $3 million from discontinued operations. Discontinued operations include the results of the company's Agricultural Products business segment, whose sale is pending. The sale is subject to clearance by the U.S. Federal Trade Commission.

Earnings from continuing operations were $250 million, or $1.00 per share (diluted), in the second quarter of 2000 compared to $6 million, or $0.03 per share (diluted), for the same period a year ago. The increase was primarily due to higher crude oil and natural gas prices. The company's worldwide average crude oil price was $24.78 per barrel, up $10.79, or 77 percent, in the second quarter of 2000 compared with the same period a year ago. The company's worldwide average natural gas price was $2.62 per thousand cubic feet (mcf) in the second quarter of 2000, an increase of 33 percent, compared with the same period a year ago. The second quarter of 2000 included a $55 million after-tax benefit from payment received for infringement of one of the company's five reformulated gasoline patents during a five-month period in 1996. The company also recorded $21 million after-tax insurance recovery and a $42 million after-tax gain from the Pure Resources, Inc. (Pure) transaction. These positive factors in the second quarter of 2000 were partially offset by $30 million after-tax in higher litigation and environmental costs.

For the first six months of 2000, the company's net earnings were $397 million, or $1.60 per share diluted, with $374 million from continuing operations and $23 million from discontinued operations. This compared to $16 million, or 7 cents per share diluted, for the first six months of 1999, with $10 million coming from continuing operations and $6 million from discontinued operations.

Earnings from continuing operations increased by $364 million in the first six months of 2000 compared with the first six months of 1999. Higher crude oil and natural gas prices were major factors for this increase. The company's worldwide average crude oil price increased by $12.35 per barrel, or 102 percent, to $24.51 per barrel in the first six months of 2000 compared with the same period a year ago. The company's worldwide average natural gas price increased by $0.52 per mcf, or 27 percent, to $2.44 per mcf in the first six months of 2000 compared with the same period a year ago.

Total revenues from continuing operations for the second quarter of 2000 were $2.2 billion, compared with $1.4 billion for the second quarter of 1999. Total revenues from continuing operations for the first six months of 2000 were $4.1 billion, compared with $2.6 billion for the same period a year ago.

Capital spending for the second quarter of 2000 was $263 million, compared with $243 million for the second quarter of 1999. Capital spending in the second quarter of 2000 excluded $161 million for the acquisition of the remaining Northrock Resources, Ltd. (Northrock) common shares. The capital spending in the second quarter of 1999 excluded $184 million for the initial acquisition of Northrock shares.

The company's total debt at the end of the second quarter of 2000 was $2.78 billion, compared with $2.85 billion at the end of 1999.

Outlook
-------

The company expects adjusted after-tax earnings per share to approximate 70 cents per share for the third quarter of 2000, assuming an average West Texas Intermediate (WTI) crude oil price of $29.75 per barrel and a Henry Hub natural gas price of $4.00 per million British thermal units (MMBtu). The company also expects adjusted after-tax earnings per share of $2.70 to $2.90 for the full year of 2000, assuming an average WTI crude oil price of $28.60 per barrel and a Henry Hub natural gas price of $3.55 per MMBtu.

Forward-looking statements and estimates regarding exploration and production activities, production levels, oil and gas prices and their related earnings effects, costs and capital expenditures in this filing are based on assumptions about operational, market, competitive, regulatory, environmental, political and other considerations. Actual results could differ materially as a result of factors discussed in Unocal 's 1999 Annual Report on Form 10-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  August 2, 2000                         By:  /s/ JOE D. CECIL
-------------------------                       -------------------------------
                                                Joe D. Cecil
                                                Vice President and Comptroller

CONSOLIDATED RESULTS
(UNAUDITED)
                                                                                 For the Three Months           For the Six Months
                                                                                    Ended June 30,                 Ended June 30,
                                                                                ------------------------    ------------------------
Millions of dollars except per share amounts                                       2000           1999          2000          1999
------------------------------------------------------------------------------------------------------------------------------------
    .......................................................................
Adjusted after-tax earnings from continuing operations ....................     $   170       $    16       $    309       $    33
Special items .............................................................          80           (10)            65           (23)
------------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations .......................................         250             6            374            10
Earnings from discontinued operations .....................................          14             3             23             6
------------------------------------------------------------------------------------------------------------------------------------
    Net earnings ..........................................................     $   264       $     9       $    397       $    16
====================================================================================================================================

DILUTED EARNINGS PER SHARE DATA (UNAUDITED)
Adjusted after-tax earnings per share from continuing operations ..........     $  0.69       $  0.06       $   1.26       $  0.13
------------------------------------------------------------------------------------------------------------------------------------
Net earnings per share:
     Continuing operations ................................................     $  1.00       $  0.03       $   1.51       $  0.05
     Discontinued operations ..............................................        0.05          0.01           0.09          0.02
------------------------------------------------------------------------------------------------------------------------------------
Total net earnings per share ..............................................     $  1.05       $  0.04       $   1.60       $  0.07
====================================================================================================================================

REVENUES FROM CONTINUING OPERATIONS (UNAUDITED) ...........................     $ 2,248       $ 1,441       $  4,129       $ 2,609

ADJUSTED AFTER-TAX EARNINGS BY BUSINESS SEGMENT
(UNAUDITED)
                                                                                 For the Three Months           For the Six Months
                                                                                    Ended June 30,                 Ended June 30,
                                                                                ------------------------    ------------------------
Millions of dollars except per share amounts                                       2000           1999          2000          1999
------------------------------------------------------------------------------------------------------------------------------------
Exploration & Production
    .......................................................................
   North America
          Lower 48 (a) ....................................................     $    92       $     6       $    155      $      7
          Alaska ..........................................................          23             6             47             8
          Canada (a) ......................................................         (11)            5             (7)            9
   International
          Far East ........................................................          88            39            170            87
          Other ...........................................................          19            (4)            17           (23)
Global Trade ..............................................................           6            --              4             2
Pipelines .................................................................          15            16             30            33
Geothermal and Power Operations ...........................................           5            10             14            20
Carbon & Minerals (a) .....................................................           6             7             14            16
Corporate and Unallocated
          Administrative & General ........................................         (21)          (21)           (43)          (42)
          Interest Expense - Net (a) ......................................         (37)          (34)           (73)          (65)
          Environmental & Litigation ......................................          (3)           (4)            (6)           (6)
          Other ...........................................................         (12)          (10)           (13)          (13)
------------------------------------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings from continuing operations ....................         170            16            309            33

Adjusted after-tax earnings from discontinued operations ..................          --             3             --             6
------------------------------------------------------------------------------------------------------------------------------------
Adjusted after-tax earnings ...............................................     $   170       $    19       $    309      $     39
====================================================================================================================================

(a)  Includes minority interests of:
          Lower 48 ........................................................          (6)           (4)           (11)           (3)
          Canada ..........................................................          12            (1)            20            (1)
          Carbon & Minerals ...............................................          (1)           --             (1)           (1)
          Corporate and Unallocated .......................................           1             1              2             1

OPERATING HIGHLIGHTS
(UNAUDITED)
                                                                                 For the Three Months           For the Six Months
                                                                                    Ended June 30,                 Ended June 30,
                                                                                ------------------------    ------------------------
                                                                                   2000           1999          2000          1999
------------------------------------------------------------------------------------------------------------------------------------
North America Net Daily Production
  Crude oil (thousand barrels)
    .......................................................................
     Lower 48 (a) .........................................................          44             40            44            40
     Alaska ...............................................................          26             28            26            28
     Canada (a) ...........................................................          15             12            16            10
------------------------------------------------------------------------------------------------------------------------------------
          Total North America crude oil ...................................          85             80            86            78

  Natural gas - wet basis (million cubic feet)
     Lower 48 (a) .........................................................         756            764           744           772
     Alaska ...............................................................         138            131           146           137
     Canada (a) ...........................................................          94             59            97            31
------------------------------------------------------------------------------------------------------------------------------------
          Total North America natural gas .................................         988            954           987           940

North America Average Prices (c)
  Crude oil (per barrel)
     Lower 48 .............................................................      $27.12         $14.98        $27.16        $13.15
     Alaska ...............................................................      $23.81         $12.02        $23.25        $10.01
     Canada ...............................................................      $18.50         $11.91        $18.86        $11.01
          Average North America crude oil prices ..........................      $24.51         $13.47        $24.40        $11.72

  Natural gas (per mcf)
     Lower 48 .............................................................       $3.41          $2.05         $2.96         $2.01
     Alaska ...............................................................       $1.20          $1.20         $1.20         $1.20
     Canada ...............................................................       $1.50          $1.90         $1.49         $1.90
          Average North America natural gas prices ........................       $2.89          $1.93         $2.53         $1.88

International Net Daily Production (b)
  Crude oil (thousand barrels)
     Far East .............................................................          71             72            71            71
     Other ................................................................          19             23            19            23
------------------------------------------------------------------------------------------------------------------------------------
          Total International crude oil ...................................          90             95            90            94

  Natural gas - wet basis (million cubic feet)
     Far East .............................................................         945            851           928           840
     Other ................................................................          58             29            60            33
------------------------------------------------------------------------------------------------------------------------------------
          Total International natural gas .................................       1,003            880           988           873

International Average Prices (c)
  Crude oil (per barrel)
     Far East .............................................................      $24.40         $14.76        $24.03        $12.59
     Other ................................................................      $26.38         $14.26        $26.19        $12.75
          Average International crude oil prices ..........................      $25.10         $14.61        $24.67        $12.64

  Natural gas (per mcf)
     Far East .............................................................       $2.31          $2.03         $2.30         $1.95
     Other ................................................................       $2.80          $1.89         $2.76         $1.81
          Average International natural gas prices ........................       $2.35          $2.02         $2.34         $1.95

Worldwide Net Daily Production (a) (b) ....................................
  Crude oil (thousand barrels) ............................................         175            175           176           172
  Natural gas (million cubic feet) ........................................       1,991          1,834         1,975         1,813
  Barrels oil equivalent (thousands) ......................................         507            481           506           474

Worldwide Average Prices (c)
  Crude oil (per barrel) ..................................................      $24.78         $13.99        $24.51        $12.16
  Natural gas (per mcf) ...................................................       $2.62          $1.97         $2.44         $1.92

(a)  production   includes  100  percent  of   consolidated   subsidiaries   and
     proportionate share of equity affiliates.
(b)  production includes certain host countries' shares of: Crude oil......          27             26            28            19
                                                            Natural gas ...         117             77           114            74
(c)  average prices include hedging gains and losses but exclude gains or losses on derivative  positions not accounted for as hedges and other Global Trade margins.

                                      -5-